EXHIBIT 10.10

                             SECURITY AGREEMENT

       This SECURITY AGREEMENT is made as of the 18th day of August, 1998 by SEPRAGEN CORPORATION., a California corporation, with its principal place of business at 30689 Huntwood Avenue, Hayward, California 94544 ("Debtor"), in favor of K. CHARLES JANAC, with an address at 651 River Oaks Parkway, San Jose, CA 95134, c/o Smart Machines (the "Secured Party").

       1.   DEFINITIONS.

       As used in this Agreement,

       "Agreement" means this Security Agreement, as it may be amended, modified or supplemented from time to time.

       "Business Day" means a day other than Saturday or Sunday on which banks are open for business in California.

       "Collateral" means all personal property and interests in personal property now owned or hereafter acquired by Debtor in or upon which a security interest, lien or mortgage has been, or is now or hereafter, granted to Secured Party, whether under this Agreement or under any of the other Loan Documents.

       "Default" means the occurrence or existence of any of the events listed in Section 4 of this Agreement.

       "Lien" means any mortgage, pledge, lien, hypothecation, security interest or other charge, encumbrance or preferential arrangement, including, without limitation, the retained security title of a conditional vendor or lessor.

       "Loan Documents" means, collectively, this Agreement; the Note; the Subscription Agreement between Debtor and Secured Party (the "Subscription Agreement"); the Patent Mortgage; and Form UCC-1, each executed of even date herewith, and all other agreements, instruments and documents now or hereafter executed and/or delivered by Debtor to the Secured Party, in order to evidence or secure the Obligations, as each may be amended, modified or supplemented from time to time.

       "Note" means the Convertible Promissory Note, dated as of August 18, 1998, executed by Debtor as may be amended, modified or supplemented or modified from time to time.

       "Obligations" means all of Debtor s liabilities, obligations and indebtedness to the Secured Party of any and every kind and nature, whether heretofore, now or hereafter owing, arising, due or payable and howsoever evidenced, created, incurred, acquired, or owing, whether primary, secondary, direct, contingent, fixed or otherwise (including, without limitation, obligations of performance) and whether arising or existing under written agreement, oral agreement or by operation of law, including, without limitation, all Debtor s indebtedness and obligations to the Secured Party under (i) the Subscription Agreement; (ii) the Note; (iii) the other Loan Documents. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys fees and disbursements and any other sum chargeable under this Agreement, the Note, and the other Loan Documents.

       The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Terms used in this Agreement and not defined herein or in the Note shall have the meanings given such terms in the Code, as defined in Section 2.1 below.
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       2.   SECURITY INTEREST.

       2.1 Grant of Security Interest. To secure payment and performance of the Obligations, Debtor hereby grants to the Secured Party a right of setoff against and a continuing security interest in and to all of Debtor s now existing or owned and hereafter arising or acquired: (a) all accounts (including, without limitation, all accounts receivable), chattel paper, claims, contract rights, leases and rental income thereunder, leasehold interests, letters of credit, instruments and documents ("Accounts"), and all goods sold, leased or otherwise disposed of by Debtor which have given rise to Accounts and which have been returned to or repossessed or stopped in transit by Debtor; (b) all patents, copyrights and trademarks, and all applications for and registrations of the foregoing, all franchise rights, trade names, goodwill, beneficial interests, rights to tax refunds and all other general intangibles of any kind or nature whatsoever ("General Intangibles"); (c) all inventory and goods of the Debtor, wherever located, whether in transit, held by others for the Debtor s account, covered by warehouse receipts, purchase orders or contracts, or in the possession of any carriers, forwarding agents, truckers, warehousemen, vendors or other persons, including, without limitation, all raw materials, work-in-process, finished merchandise, supplies, goods, incidentals, office supplies, packaging materials and all materials used or consumed in Debtor s business ("Inventory"); (d) goods (other than Inventory), including all returned, reconsigned and repossessed goods, machinery, equipment, vehicles, appliances, furniture, furnishings and fixtures ("Equipment"); (e) monies, reserves, deposits, certificates of deposit and deposit accounts and interest or dividends thereon, guaranties, securities, cash, cash equivalents and other property whether or not in the possession or under the control of, Secured Party or their respective bailee; (f) all books, records, computer records, ledger cards, programs and other computer materials, customer and supplier lists, invoices, orders and other property and general intangibles at any time evidencing or relating to the contents thereof ("Records"); (g) all accessions to any of the foregoing and all substitutions, renewals, improvements and replacements of and additions thereto; (h) all other property of Debtor, real and personal; and (i) all products and proceeds of the foregoing (whether such proceeds are in the form of cash, cash equivalents, proceeds of insurance policies, Accounts, General Intangibles, Inventory, Equipment, Records or otherwise). Debtor further assigns to Secured Party the Debtor s right of stoppage in transit and Debtor s right to reclaim goods from customers and Account Debtors (as hereinafter defined) under Section 2-702 of the Illinois Uniform Commercial Code, as amended (the "Code"). Debtor and the Secured Party hereby acknowledge their mutual intention that the security interest granted herein will attach to Collateral when Debtor executes and delivers this Agreement or, in the case of any Collateral acquired by Debtor after the execution and delivery hereof, upon Debtor first acquiring rights therein. Debtor hereby acknowledges and agrees, subject hereto, that Debtor has rights in the Collateral and that value has been given.

       2.2 Preservation of Collateral and Perfection of Security Interests Therein. Until all of the Obligations of Debtor shall have been indefeasibly paid and satisfied in cash, the Secured Party shall be entitled to retain its security interests in and to all existing Collateral, and all proceeds and products thereof. Debtor agrees that it shall execute and deliver to the Secured Party, concurrently with the execution of this Agreement, and at any time or times hereafter at the request of the Secured Party, all financing statements or other documents (and pay the cost of filing or recording the same in all public offices deemed necessary by the Secured Party) as Secured Party may request, in a form satisfactory to Secured Party, to perfect and
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  keep perfected the security interests in the Collateral or to otherwise protect and preserve the Collateral and Secured Party s security interests therein. Should Debtor fail to do so, Secured Party is authorized to sign any such financing statements as Debtor s agent. Debtor further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Notwithstanding anything herein to the contrary, Debtor may sell or license collateral in the ordinary course of business.

       2.3 Loss of Value of Collateral. Debtor agrees to notify Secured Party promptly of any material loss or depreciation in the value of the Collateral, other than loss or depreciation occurring in the ordinary course of Debtor s business.

       3.   REPRESENTATIONS, WARRANTIES AND COVENANTS.

       3.1 Recordkeeping. Debtor covenants with Secured Party that Debtor shall at all times hereafter keep accurate and complete records of its finances, in accordance with sound accounting practices and generally accepted accounting principles, all of which records shall be available for inspection during Debtor s usual business hours at the request of Secured Party.

       3.2 Asset Warranties. Debtor represents and warrants to Secured Party that the Collateral is located at the premises of Debtor as provided for in the first paragraph hereof is not in transit. None of the Collateral will be removed from such locations without prior written notice to Secured Party, except for use or sale in the ordinary course of business. Except for the security interest held by Pitney Bowes Credit Corporation ("Pitney Bowes"), the Collateral is not subject to any lien, encumbrance, mortgage or security interest whatsoever except for the security interests granted to Secured Party. Debtor shall not permit any lien, encumbrance, mortgage or security interest whatsoever to attach to any of the Collateral, except in favor of Secured Party.

       3.3 Verification of Accounts. After the occurrence of a Default hereunder, Secured Party shall have the right, at any time or times hereafter, in Secured Party s or in Debtor s name, to verify the validity, amount or any other matter relating to any Accounts, by mail, telephone, telegraph or otherwise.

       3.4 Appointment of Secured Party as Debtor s Attorney-in-Fact. Debtor hereby irrevocably designates, makes, constitutes and appoints Secured Party (and all persons designated by Secured Party in writing to Debtor) as Debtor s true and lawful attorney-in-fact, and authorizes Secured Party, in Debtor s or Secured Party s name, to do the following: at any time after the occurrence of a Default, (i) demand payment of Accounts of Debtor; (ii) enforce payment of accounts of Debtor by legal proceedings or otherwise; (iii) exercise all of Debtor s rights and remedies with respect to proceedings brought to collect any Account;
  (iv) sell or assign any Account of Debtor upon such terms, for such amount and at such time or times as Secured Party deems advisable; (v) settle, adjust, compromise, extend or renew any Account of Debtor; (vi) discharge and release any Account of Debtor; (vii) prepare, file and sign Debtor s name on any proof of claim in bankruptcy or other similar document against any Account Debtor; (viii) have access to any postal box of Debtor and notify the post office authorities to change the address for delivery of Debtor s mail to an address designated by Secured Party; and (ix) do all other acts and things which are necessary, in Secured Party s discretion, to fulfill Debtor s Obligations under this Agreement. Secured Party shall not exercise its rights arising as a result hereof until after the occurrence of a
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  Default hereunder.

       3.5 Notice to Account Debtors. Following the occurrence of a Default under this Agreement, Secured Party may, in its sole discretion, at any time or times, without prior notice to Debtor, notify any or all Account Debtors that the Accounts of Debtor have been assigned to Secured Party, that Secured Party has a security interest therein, and that all payments upon such Accounts be made directly to Secured Party or as otherwise specified by Secured Party.

       3.6 Safekeeping of Assets and Asset Covenants. Secured Party shall not be responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to all or any part of the Collateral; (c) any diminution in the value of all or any part of the Collateral; or (d) any act or default of any carrier, warehouseman processor, bailee, forwarding agency or any other person with respect to all or any part of the Collateral. All risk of loss, damage, destruction or diminution in value of all or any part of the Collateral of Debtor shall be borne by Debtor.

       3.7 Insurance. Debtor shall insure the Collateral at all times against all hazards specified by Secured Party, including, without limitation, fire, theft and risks covered by extended coverage insurance, and such policies shall be payable to Secured Party as its interest may appear. Such policies of insurance shall be satisfactory to Secured Party as to form, amount and insurer. Debtor shall furnish certificates, policies or endorsements to Secured Party as proof of such insurance, and if Debtor fails to do so, Secured Party is authorized but not required to obtain such insurance at Debtor s expense. All policies shall provide for at least thirty (30) days prior written notice to Secured Party of cancellation or non-renewal. Secured Party may act as attorney-in-fact for Debtor in making, adjusting and settling any claims under any such insurance policies. Debtor hereby assigns to Secured Party all of its right, title and interest to any insurance policies insuring the Collateral, including, without limitation, all rights to receive the proceeds of insurance, and directs all insurers to pay all such proceeds directly to Secured Party and authorizes Secured Party to endorse Debtor s name on any instrument for such payment.

       3.8 Transfer of Collateral. Debtor shall not sell, lease, transfer, assign or otherwise dispose of any of the Collateral or any interest therein without the prior written consent of Secured Party in each instance, except Inventory sold to buyers in the ordinary course of business.

       3.9 Damage to Collateral. Debtor shall immediately notify Secured Party in writing of any destruction of, or any substantial damage to, any of the Collateral.

       3.10 Change of Place of Business. Debtor shall immediately notify Janac in writing of any change in any of its place of business or the opening of any new place of business.

       3.11 Inspection. With reasonable prior notice, Debtor shall at all times during normal business hours allow Secured Party or its agents to examine and inspect the Collateral wherever located as well as Debtor s books and records, and to make extracts and copies of them, it being understood that Secured Party shall use reasonable efforts in the normal course of its operations to keep confidential all such information that
  (a) is not in the public domain, and (b) is not required to be disclosed by any court, agency or authority of competent jurisdiction, provided, however, that the requirement to keep such information confidential shall not apply to the extent necessary in order for Secured Party to foreclose on or otherwise deal with the Collateral in the Secured
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  Party s best interests upon the occurrence of a Default.

       3.12 Mergers, Etc. Debtor shall not become a party to any consolidation, merger, liquidation or dissolution or organize, purchase, assume or acquire any subsidiary or joint venture or partnership interest or interest in any other business entity, without the prior written consent of Secured Party.

       3.13 Change of Name. Debtor shall notify Secured Party of any intended change of Debtor s name, and will notify Secured Party when such change becomes effective.

       3.14 Organization. Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Debtor is duly qualified and in good standing in each state in which the failure to so qualify would have a material adverse effect on its business.

       3.15 Authority. Debtor has full corporate right and power to enter into and perform its obligations under this Agreement and the other Loan Documents to which Debtor is a party. The execution, delivery and performance of this Agreement and the other Loan Documents to which Debtor is a party have been duly authorized by all necessary corporate action of Debtor, and this Agreement and the other Loan Documents to which Debtor is a party constitute valid and binding obligations of Debtor enforceable against Debtor in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency or similar laws affecting the enforcement of creditor s rights generally.

       3.16 No Conflicts. The execution, delivery and performance by Debtor of this Agreement and each of the other Loan Documents do not and shall not:

  (a) contravene or constitute a default (or an event that, with due notice or the lapse of time, or both, would constitute a default) under or result in any breach of, or cause or permit the acceleration of the maturity of any debt or obligation pursuant to, Debtor s Articles of Incorporation or any document, commitment or other agreement to which Debtor is a party or by which any of Debtor s property is bound; or (b) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority applicable to Debtor.

       3.17 Actions or Proceedings. There are no actions or proceedings which are pending or threatened against Debtor which might result in any material and adverse change in its financial condition or materially affect the Collateral pledged hereunder.

       3.18 Violation of Law. Debtor is not in violation of any applicable federal, state, municipal or county statue, regulation or ordinance which may materially and adversely affect its business, property, assets, operations or conditions, financial or otherwise. Except with respect to certain employment taxes and FICA obligations, Debtor agrees that, so long as any Obligations shall remain unpaid or outstanding, Debtor shall comply with all applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes~ assessments, and governmental charges imposed upon Debtor or upon Debtor s property.

       3.19 Consents. All authorizations, consents, approvals, registrations, exemptions and licenses required to be obtained by Debtor or which are necessary for the borrowing contemplated by the Note and the other Loan Documents and the execution and delivery by Debtor of the Note and the Loan Documents to which Debtor is a party, and the performance by Debtor of each of Debtor s obligations hereunder and thereunder, if any, have been obtained and are in full force and effect.

       3.20 Use of Proceeds. Debtor will use the proceeds of the Note for purposes specified in the Subscription Agreement.

       3.21 Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of Debtor to Secured Party for purposes of or in connection with the Note or any transaction contemplated hereby is, and all other factual information hereafter furnished by or on behalf of Debtor to Secured Party will be, true and accurate in every material respect on the date as of which such information is dated or certified, and Debtor has not omitted and will not omit any material fact necessary to prevent such information from being false or misleading. Debtor has disclosed to Secured Party in writing all facts which might materially and adversely affect the credit, financial condition, affairs or prospects of Debtor, or Debtor s ability to perform Debtor s obligations under the Note.

       3.22 Liens. Debtor shall not, without the prior written consent of Secured Party, create, incur, assume or suffer to exist any lien, security interest, encumbrance or other claim of any nature whatsoever on any of its assets, including, without limitation, the Collateral, other than the security interest granted in favor of Secured Party or Pitney Bowes.

       4.   DEFAULTS: RIGHTS AND REMEDIES OF SECURED PARTY.

       4.1 Defaults. Each of the following occurrences shall constitute a "Default" under this Agreement:

       (a) Debtor s failure to pay when due any of the payment obligations under this Agreement or under the Note.

       (b) The occurrence of any material default by Debtor, or Debtor s failure or neglect to perform, keep or observe any of the covenants, conditions, promises or agreements contained in one or more of the Loan Documents.

       (c) Any representation or warranty made or deemed made by Debtor to Secured Party herein or in any of the other Loan Documents or in any written statement or certificate at any time given pursuant to any of the Loan Documents is false or misleading in any material respect on the date made.

       (d) A judgment or order is rendered against Debtor the effect of which is reasonably likely to reduce the Company ~s ability to repay principal or interest under the Note when due.

       (e) A notice of lien, levy, or assessment is filed or recorded with respect to all or a material part of the assets of Debtor or the Collateral by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipality or other governmental agency or any taxes or debts owing at any time or times hereafter to any one or more of them become a lien upon all or a material part of the Collateral the effect of which is reasonably likely to reduce the Company s ability to repay principal or interest under the Note when due.

       (f) All or any part of the Collateral in an amount exceeding $10,000.00 is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors.

       (g) A proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed against Debtor, which proceeding is either consented to by Debtor or not dismissed, vacated or stayed within thirty (30) days after the filing thereof, or a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed by Debtor, or Debtor makes an assignment for the benefit of creditors, or Debtor takes any corporate action to authorize any of the foregoing.

       (h)  Debtor voluntarily or involuntarily dissolves or is dissolved.

       (i) Debtor is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business affairs the effect of which is reasonably likely to reduce the Company s ability to repay principal or interest under the Note when due.

       4.2  Rights and Remedies.

       (a) Rights and Remedies Generally. Upon the occurrence of a Default, Secured Party shall issue a Notice of Default to Debtor. Debtor shall have thirty (30) days from receipt of such Notice of Default to cure the Default; provided however, if an event of default was caused by an Act of God, Company shall have sixty (60) days from the date of receipt of the Notice of Default to cure the default (the "Cure Period"). If Debtor fails to completely cure the Default within the Cure Period, all of the Obligations of Debtor shall immediately and automatically, without any additional notice of any kind, be immediately due and payable in cash. In addition, upon the occurrence of a Default and expiration of the Cure Period without a complete cure, Secured Party shall have, in addition to any other rights and remedies contained in this Agreement, the Note or in any of the other Loan Documents, all of the rights and remedies of a secured party under the Uniform Commercial Code, as then in effect in California, or other applicable laws, all of which rights and remedies shall be cumulative, and non-exclusive, to the extent permitted by law. In addition to all such rights and remedies, the sale, lease or other disposition of the Collateral, or any part thereof, by Secured Party after Default and expiration of the Cure Period without a complete cure, may be for cash, credit or any combination thereof, and Secured Party may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set-off the amount of such purchase price against the Obligations then owing. Any sales of such Collateral may be adjourned from time to time with or without notice. Secured Party may, in its sole discretion, cause the Collateral to remain on the premises of Debtor, at Debtor s expense, pending sale or other disposition of such Collateral. At such times, Secured Party shall have the right to repair, process, preserve, protect and maintain the Collateral and make such replacements thereof and additions thereto as Secured Party may deem advisable. Secured Party shall have the right to conduct such sales on the premises of Debtor, at Debtor s expense, or elsewhere, on such occasion or occasions as Secured Party may see fit.

       (b) Entry Upon Premises and Access to Information. Upon the occurrence of a Default, Secured Party shall have the right to enter upon (to the exclusion of Debtor) the premises of Debtor where the Collateral is located (or is believed to be located) without any obligation to pay rent to Debtor, or any other place or places where such Collateral is believed to be located and kept, and remove such Collateral therefrom to the premises of Secured Party or any agent of Secured Party, for such time as Secured Party may desire, in order effectively to collect or liquidate such Collateral or to retain such
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  Collateral in satisfaction of the Obligations, and/or Secured Party may require Debtor to assemble such Collateral and make it available to Secured Party at a place or places to be designated by Secured Party. Upon the occurrence of a Default, Secured Party shall have the right to obtain access to Debtor s data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Secured Party deems appropriate; and Secured Party shall have the right to notify post office authorities to change the address for delivery of Debtor s mail to an address designated by Secured Party and to receive, open and process all mail addressed to Debtor.

       (c)  Sale or Other Disposition of Collateral by Secured Party.
  Any notice required to be given by Secured Party of a sale, lease or other disposition or other intended action by Secured Party, with respect to any of the Collateral, which is deposited in the United States mails, postage prepaid and duly addressed to Debtor at the address specified below, at least ten (10) days prior to such proposed action shall constitute fair and reasonable notice to Debtor of any such action. The net proceeds realized by Secured Party upon any such sale or other disposition, after deduction for the expense of retaking, holding, preparing for sale, selling or the like and the reasonable attorneys and paralegals fees and legal expenses incurred by Secured Party in connection therewith, shall be applied as provided herein toward satisfaction of the Obligations. Secured Party shall account to Debtor for any surplus realized upon such sale or other disposition, and Debtor shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect Secured Party s security interest in the Collateral until the Obligations are fully paid. Secured Party shall have the right to commence, continue or defend proceedings in any court of competent jurisdiction in the name of Secured Party, the "Receiver" (as hereinafter defined) or Debtor for the purpose of exercising any of the rights, powers and remedies set out in this Section 4.2, including, without limitation, the institution of proceedings for the appointment of a Receiver. Debtor agrees that Secured Party has no obligation to preserve rights to the Collateral against any other Person. Secured Party is hereby granted a license or other right to use, without charge, Debtor s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, tradestyles, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any such Collateral, and Debtor s rights under all licenses and all franchise agreements shall inure to Secured Party s benefit until the Obligations are paid.

       (d) Appointment of Receiver. Upon the occurrence of a Default, Secured Party shall have the right to appoint any Person to be an agent or any Person to be a receiver, manager or receiver and manager (the "Receiver") of the Collateral and to remove any Receiver so appointed and to appoint another if Secured Party so desires; it being agreed that any Receiver appointed pursuant to the provisions of this Agreement will have all of the powers of Secured Party hereunder, and in addition, will have the power to carry on the business of Debtor. The Receiver will be deemed to be the agent of Debtor for the purpose of establishing liability for the acts or omissions of the Receiver and Secured Party will not be liable for such acts or omissions and, without restricting the generality of the foregoing, Debtor hereby irrevocably authorizes Secured Party to give instructions to the Receiver relating to the performance of its duties as set forth herein.

       (e) Advice of Counsel. Debtor acknowledges that it has been advised by its counsel with respect to this transaction and this

  Agreement, including without limitation any waivers contained herein, or has voluntarily chosen not to consult counsel.

       5.   MISCELLANEOUS.

       5.1 Waiver. Secured Party s failure, at any time or times hereafter, to require strict performance by Debtor of any provision of this Agreement shall not waive, affect or diminish any right of Secured Party thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Secured Party of a Default under this Agreement or a default under any of the other Loan Documents shall not suspend, waive or affect any other Default under this Agreement or any other default under any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of Debtor contained in this Agreement or any of the other Loan Documents, and no Default under this Agreement or default under any of the other Loan Documents, shall be deemed to have been suspended or waived by Secured Party unless such suspension or waiver is in writing signed by an officer of Secured Party, and directed to Debtor specifying such suspension or waiver.

       5.2 Costs and Attorneys Fees. If at any time or times hereafter Secured Party employs counsel in connection with protecting or perfecting Secured Party s security interest in the Collateral or in connection with any matters contemplated by or arising out of this Agreement, whether (a) to commence, defend, or intervene in any litigation or to file a petition, complaint, answer, motion or other pleading, (b) to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise), (c) to consult with officers of Secured Party to advise Secured Party with respect to this Agreement or the other Loan Documents or the Collateral, (d) to protect, collect, lease, sell, take possession of, or liquidate any of the Collateral, or
  (e) to attempt to enforce or to enforce any security interest in any of the Collateral, to attempt to enforce or to enforce any rights of Secured Party to collect any of the Obligations, then in any of such events, all of the reasonable attorneys fees arising from such services, and any expenses, costs and charges relating thereto, including without limitation all reasonable fees of the paralegals and other staff employed by such attorneys, together with interest at the rate prescribed in the Note and shall be part of the Obligations, payable on demand and secured by the Collateral. Such interest shall accrue at the times, and in the manner, provided for in the Note.

       5.3 Expenditures by Secured Party. If Debtor shall fail to pay taxes, insurance, assessments, costs or expenses which Debtor is, under any of the terms hereof or of any of the other Loan Documents, required to pay, or fails to keep the Collateral free from other security interests, liens or encumbrances, except as permitted herein, Secured Party may, in its sole discretion, after notice to Debtor, make expenditures for any or all of such purposes, and the amount so expended, together with interest thereon at the rate prescribed in the Note and shall be part of the Obligations, payable on demand and secured by the Collateral.

       5.4 Custody and Preservation of Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as Debtor shall request in writing, but failure by Secured Party to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure by Secured Party to preserve or protect any right with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such

  Collateral not so requested by Debtor, shall of itself be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

       5.5 Assignability; Parties. This Agreement may not be assigned by Debtor without the prior written consent of Secured Party. Secured Party shall not assign this Agreement without prior written consent of Debtor, except for estate planning purposes or through law of decent and distribution. Whenever in this Agreement there is reference made to any of the parties hereto, such reference shall be deemed to include, wherever applicable, a reference to the successors and permitted assigns of Debtor and the successors and assigns of Secured Party.

       5.6 Applicable Law of Severability. THIS AGREEMENT SHALL BE CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PRINCIPLES) AND DECISIONS OF THE STATE OF CALIFORNIA. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

       5.7 Application of Payments. Notwithstanding any contrary provision contained in this Agreement or in any of the other Loan Documents, Debtor irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by Secured Party from Debtor or with respect to any of the Collateral, and Debtor does hereby irrevocably agree that Secured Party shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter, whether with respect to the Collateral or otherwise, against the Obligations in such manner as Secured Party may deem advisable, notwithstanding any entry by Secured Party upon any of its books and records.

       5.8 Marshaling; Payments Set Aside. Secured Party shall be under no obligation to marshall any assets in favor of Debtor or any other Person or against or in payment of any or all of the Obligations. To the extent that Debtor makes a payment or payments to Secured Party or Secured Party enforces its security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state, federal or foreign law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made. or such enforcement or setoff had not occurred.

       5.9 Section Titles. The section and subsection titles contained in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.

       5.10 Continuing Effect. This Agreement, Secured Party s security interests in the Collateral of Debtor, and all of the other Loan Documents shall continue in full force and effect so long as any Obligations of Debtor shall be owed to Secured Party.

       5.11 Notices. Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered upon the earlier of (a) personal delivery to the address set forth below (b) delivery by facsimile or similar means of delivery and (c) in the case of mailed notice, three (3) days after deposit in the United States mails, with proper postage for certified mail, return receipt requested, prepaid, or in the case of notice by Federal Express or other reputable overnight courier service, one (1) Business Day after delivery to such courier service, addressed to the party to be notified as follows:

       (i)  If to Secured Party at:
                 K. Charles Janac
                 c/o Smart Machines
                 651 River Oaks Parkway
                 San Jose, CA 95134

                 Telephone No.: (408) 324-1234 ext. 104
                 Facsimile No.: (408) 324-1966

       (ii) If to Debtor at:
                 Sepragen Corporation
                 30689 Huntwood Avenue
                 Hayward, CA 94544
                 Attention: President
                 Telephone No:  (5l0)-476-0690
                 Facsimile No:  (510)-476-0655

       or to such other address as each party designates to the other in the manner herein prescribed.

       5.12 Equitable Relief. Debtor recognizes that, in the event Debtor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Secured Party; therefore, Debtor agrees that Secured Party, if Secured Party so requests, shall be entitled to temporary and permanent injunctive relief.

       5.13 Entire Agreement. This Agreement, together with the Loan Documents executed in connection herewith, constitutes the entire Agreement among the parties with respect to the subject matter hereof, and supersedes all prior written or oral understandings with respect thereto. This Agreement may be amended only by mutual agreement of the parties evidenced in writing and signed by the party to be charged therewith.

       5.14 Indemnity. Debtor agrees to defend, protect, indemnify and hold harmless Secured Party and each and all of its respective officers, directors, employees, attorneys and agents ("Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for the Indemnified Parties in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Parties shall be designated by a party thereto), which may be imposed on, incurred by, or asserted against any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state, local or foreign laws or other statutory regulations, including without limitation securities, environmental and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise) in any manner relating to or arising out of this Agreement or the other Loan Documents, or any act, event or transaction related or attendant thereto (including any liability under federal, state, local or foreign environmental laws or regulations); provided, that Debtor shall not have any obligation to any

  Indemnified Party hereunder with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Debtor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all matters incurred by the Indemnified Parties. Any liability, obligation, loss, damage, penalty, cost or expense incurred by the Indemnified Parties shall be paid to the Indemnified Parties on demand, together with interest thereon at the rate prescribed for in the Note from the date incurred by the Indemnified Parties until paid by Debtor, be added to the Obligations and be secured by the Collateral. The provisions of and undertakings and indemnifications set out in this Section 5.14 shall survive the satisfaction and payment of the Obligations.

       5.15 Representations and Warranties. Notwithstanding anything to the contrary contained herein, each representation or warranty contained in this Agreement or any of the other Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the repayment of the Obligations.

       5.16 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

       5.17 Conflict. To the extent that any provision or term of the Subscription Agreement or the Note conflict with any provision or term herein, the term or provision of this Agreement shall govern.

       IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year above written.

                                     SEPRAGEN CORPORATION

                                     By: /s/ Vinit Saxena
                                     Its: President

                                     /s/ K. Charles Janac
                                     K. CHARLES JANAC

                   EXHIBIT A TO UCC-1 FINANCING STATEMENT

  Debtor:                            Secured Party:
  Sepragen Corporation               K. Charles Janac
  30689 Huntwood Avenue              c/o Smart Machines Inc.
  Hayward, CA 94544                  651 River Oaks Parkway
                                     San Jose, CA 95134

       This Financing Statement covers all of Debtor's right, title and interest in and to the following types of property, whether currently existing or owned or hereafter arising or acquired, wheresoever located (collectively, the "Collateral"):

       (a) accounts (including, without limitation, all accounts receivable), chattel paper, claims, contract rights, leases and rental income thereunder, leasehold interests, letters of credit, instruments and documents ("Accounts"), and all goods sold, leased or otherwise disposed of by Debtor which have given rise to Accounts and which have been returned to or repossessed or stopped in transit by Debtor;

       (b) all patents, copyrights and trademarks, and all applications for and registrations of the foregoing, all franchise rights, trade names, goodwill, beneficial interests, rights to tax refunds and all other general intangibles of any kind or nature whatsoever ("General Intangibles");

       (c) all inventory and goods of the Debtor, wherever located, whether in transit, held by others for the Debtor's account, covered by warehouse receipts, purchase orders or contracts, or in the possession of any carriers, forwarding agents, truckers, warehousemen, vendors or other persons, including, without limitation, all raw materials, work-in-process, finished merchandise, supplies, goods, incidentals, office supplies, packaging materials and all materials used or consumed in Debtor's business ("Inventory");

       (d) goods (other than Inventory), including all returned, reconsigned and repossessed goods, machinery, equipment, vehicles, appliances, furniture, furnishings and fixtures ("Equipment");

       (e) monies, reserves, deposits, certificates of deposit and deposit accounts and interest or dividends thereon, guaranties, securities, cash, cash equivalents and other property whether or not in the possession or under -the control of Agent, any Secured Party or their respective bailee;

       (f) all books, records, computer records, ledger cards, programs and other computer materials, customer and supplier lists, invoices, orders and other property and general intangibles at any time evidencing or relating to the contents thereof ("Records");

       (g) all accessions to any of the foregoing and all substitutions, renewals, improvements and replacements of and additions thereto;

       (h)  all other property of Debtor, real and personal; and

       (i) all products and proceeds of the foregoing (whether such proceeds are in the form of cash, cash equivalents, proceeds of insurance policies, Accounts, General Intangibles, Inventory, Equipment, Records or otherwise).